UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2020

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices) (Zip Code)

(510) 906-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pulse Biosciences, Inc. (the “Company”) has determined not to renew its directors and officers liability insurance policies this year due to disproportionately high premiums quoted by insurance companies. Instead, Robert W. Duggan, chairman of the Company’s board of directors (the “Board”), and the Company have entered into a letter agreement, dated May 12, 2020 (the “Letter Agreement”) pursuant to which Mr. Duggan has agreed with the Company to personally provide indemnity coverage on substantially the same terms as the Company’s prior coverage program for a one-year period, and has agreed to deposit at least $30,000,000 of cash and/or marketable securities as security for such obligations.

To the extent permissible by law, the Company will pay a fee of $2,500,000 to Mr. Duggan that shall be due on May 13, 2021, the last day of the one-year period, in consideration of the obligations set forth in the Letter Agreement. Based on the terms quoted by insurance companies, the Company estimates that the total cost to the Company, including insurance premiums, broker fees and any financing of these costs would have been in excess of $2.8 million. The other members of the Board are third-party beneficiaries under the Agreement. The Letter Agreement also provides for an expedited dispute resolution process. It is intended that the Letter Agreement will be replaced and superseded by a later agreement more fully setting forth the rights and obligations of the parties thereto.

The foregoing description of the terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which, unless superseded, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Amended and Restated Outside Director Compensation Policy

The Company consulted with an independent compensation consultant regarding its outside director compensation policy relative to prevailing market data. Based on such consultation, the Board made changes to its cash and equity-based compensation (the “Outside Director Compensation Policy”) as follows:

Cash compensation:  Beginning May 18, 2020, each non-employee member of the Board will be eligible to receive the following cash compensation (the “Retainer Cash Payments”): (1) an annual retainer for each member of the Board of $40,000 paid in equal quarterly installments; (2) the members of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees will be paid an additional annual retainer of $10,000, $6,500, and $5,000, respectively, for their service on each committee; (3) the Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees will be paid an additional annual retainer of $10,000, $6,250, and $5,000, respectively; and (4) the Chairman of the Board will be paid an additional annual retainer of $27,300. In addition, the Company shall reimburse its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Each non-employee director may elect to convert all or a portion of his or her Retainer Cash Payments into a number of options (“Retainer Option,” and such election, a “Retainer Option Election”). The number of shares subject to a Retainer Option will be equal to (i) the product of (A) the dollar value of the aggregate Retainer Cash Payments that the non-employee director elects to forego over the course of a specified period covered by a Retainer Option Election in favor of receiving a Retainer Option multiplied by (B) three, divided by (ii) the fair market value of a share on the date of grant of the Retainer Option, provided that the number of shares covered by such Retainer Option shall be rounded to the nearest whole share.

Equity Compensation: Each new non-employee director shall receive a stock option grant to purchase 32,500 shares of the Company’s common stock under the terms of the then in effect equity compensation plan. These initial awards will vest over three years, with one-third of the shares subject to the option vesting on the one-year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided such non-employee director continues to serve as a director through each vesting date. In addition, each non-employee director shall be eligible to automatically receive an annual stock option grant to purchase 20,000 shares of the Company’s common stock on the date of the annual meeting beginning on the date of the first annual meeting that is held after such non-employee director received his or her initial award, provided such non-employee director continues to serve as a director through such date. Such annual awards vest monthly over one year, provided such non-employee director continues to serve as a director through each vesting date.

In the event of a “change in control,” the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such awards and all restrictions on awards will lapse, and all performance goals or other vesting criteria will be deemed achieved at 100% of target level and all other terms and conditions met, provided the non-employee director remains a director through the date of such change in control.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 14, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was a virtual meeting held via live audio webcast. The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect six directors to hold office until the Company’s 2021 annual meeting and until their successors are duly elected and qualified, subject to earlier resignation or removal; and

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The voting results for each of these proposals are detailed below:

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Kenneth A. Clark	11,277,956	91,578	265,615	5,967,227
Robert W. Duggan	11,542,765	84,095	8,289	5,967,227
Mitchell E. Levinson	11,507,542	73,992	53,615	5,967,227
Manmeet S. Soni	11,338,812	89,740	206,597	5,967,227
Darrin R. Uecker	11,545,330	63,492	26,327	5,967,227
Makham Zanganeh, D.D.S.	11,545,328	63,345	26,476	5,967,227

Each director nominee was duly elected to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
17,500,467	8,377	93,532	N/A

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE BIOSCIENCES, INC.

By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial and Accounting Officer)

Date: May 15, 2020